UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

On November 12, 2013, 1st United Bancorp, Inc. (the “Registrant”) amended certain cash incentive bonus compensation that its Chairman, Chief Executive Officer and President are eligible to receive pursuant to their respective executive employment agreements. As described in more detail below, these changes are intended to more closely align compensation of the Registrant’s named executive officers with the financial and operational performance of the Registrant.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 12, 2013, the Registrant and the Registrant’s wholly owned subsidiary bank, 1st United Bank, entered into amendments (the “Amendments”) to the respective Third Amended and Restated Employment Agreements, as amended (the “Agreements”), with each of Warren S. Orlando, the Registrant’s Chairman, Rudy E. Schupp, the Registrant’s Chief Executive Officer, and John Marino, the Registrant’s President (each an “Executive” and collectively, the “Executives”).

Pursuant to the Agreements, the Executives are each eligible to receive quarterly cash incentive bonus payments equal to a specified percentage (1% for Mr. Orlando and 2% for Messrs. Schupp and Marino) of the Registrant’s quarterly net income before taxes (as calculated pursuant to the respective Agreements). These quarterly cash incentive bonus payments, which are payable within forty-five (45) days of the end of each of the Registrant’s fiscal quarters, are subject to a 25% holdback. To the extent the total aggregate amount of the quarterly cash incentive bonuses in a fiscal year exceeds the amount of such bonuses if the amount of the bonuses was determined on an annual basis at the end of the Registrant’s fiscal year, the excess amount is deducted from the holdback by the Registrant and the remaining amount of the holdback for each of the Executives, if any, is paid to the respective Executives within thirty (30) days of the date the Registrant files its annual report on Form 10-K with the Securities and Exchange Commission.

The Agreements, as amended by the Amendments, maintain the cash incentive bonuses for the Executives; however, the amounts that the Executives are eligible to receive each quarter will now be subject to reduction to the extent the Registrant does not fully meet certain corporate performance goals established by the Registrant’s compensation committee. The amount of the cash incentive bonus payments the Executives were previously eligible to receive under the Agreements now operate as a cap under the Agreements, as amended by the Amendments, such that the Executives are only eligible to receive the full amount of such cash incentive bonuses if the Registrant meets or exceeds 100% of the corporate performance measure as determined by the Registrant’s compensation committee. The Registrant’s Board of Directors believes that the Amendments will improve the alignment between the compensation of the Executives and the financial and operational performance of the Registrant and that such Amendments are in the best interest of the shareholders of the Registrant.

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The foregoing summary of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are each incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 2 to Third Amended and Restated Employment Agreement with Warren S. Orlando, dated as of November 12, 2013

10.2	Amendment No. 2 to Third Amended and Restated Employment Agreement with Rudy E. Schupp, dated as of November 12, 2013

10.3	Amendment No. 2 to Third Amended and Restated Employment Agreement with John Marino, dated as of November 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: November 12, 2013	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Third Amended and Restated Employment Agreement with Warren S. Orlando, dated as of November 12, 2013

10.2	Amendment No. 2 to Third Amended and Restated Employment Agreement with Rudy E. Schupp, dated as of November 12, 2013

10.3	Amendment No. 2 to Third Amended and Restated Employment Agreement with John Marino, dated as of November 12, 2013

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